Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 20, 2009, relating to the financial statements and financial statement schedule of Global Defense Technology & Systems, Inc. (formerly SFA, Inc. or Predecessor), which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

McLean, VA

October 7, 2009